UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025, (June 17, 2025)

SCI ENGINEERED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	SCIA	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on June 17, 2025, at the Company headquarters located at 2839 Charter Street, Columbus, Ohio 43228.  The final voting results for the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1.   The election of six members to the board of directors, each to serve until the 2026 annual meeting of stockholders or until a successor is duly elected and qualified.

	FOR	WITHHELD	NON VOTES
Vince Crisler	1,723,754	415,533	1,646,612
John P. Gilliam	1,723,544	415,743	1,646,612
Emily Lu	1,723,770	415,517	1,646,612
Laura F. Shunk	1,723,970	415,317	1,646,612
Charles Wickersham	1,723,554	415,733	1,646,612
Jeremiah R. Young	1,723,744	415,543	1,646,612

Proposal 2.   The approval, by non-binding vote, of executive compensation.

FOR	1,604,101
AGAINST	417,156
ABSTAIN	118,030
NON VOTES	1,646,612

Proposal 3.   To recommend, by non-binding vote, the frequency of executive compensation votes.

3 YEAR	1,352,234
2 YEARS	408,381
1 YEARS	262,803
ABSTAIN	115,869
NON VOTES	1,646,612

Proposal 4.   To ratify the selection of GBQ Partners LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2025.

FOR	3,647,201
AGAINST	138,628
ABSTAIN	70

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

June 18, 2025	By:	/s/ Gerald S. Blaskie
Gerald S. Blaskie
Vice President and Chief Financial Officer